UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2022
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10344 Sam Houston Park Drive	Suite 300	Houston	TX	77064
(Address of Principal Executive Offices)				(Zip Code)
(Address of principal executive offices and zip code)

281	949-2500
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FET	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 24, 2022, the Board of Directors of Forum Energy Technologies, Inc. (the “Company”) appointed Ms. Katherine T. Keller to serve as the Company’s Vice President and Principal Accounting Officer, effective September 2, 2022. In connection with her appointment, Ms. Keller will enter into the Company’s standard form of indemnification agreement.
Ms. Keller, age 39, has served as Corporate Controller since February 2022. From January 2012 to January 2016 and March 2018 to February 2022, Ms. Keller has held positions of increasing responsibility, including as the Company’s Senior Manager – Corporate Accounting and Reporting. Prior to joining the Company, Ms. Keller served as Financial Reporting & Equity Accounting Manager for Apollo Group from May 2009 to January 2012. In addition, Ms. Keller worked in the audit department of Ernst & Young LLP, an independent accounting firm, from July 2005 to May 2009. She holds a B.S. in Accounting from Bucknell University and is a certified public accountant.
Ms. Keller has no familial relationships with any director or executive officer of the Company. The Company is not aware of any transaction in which Ms. Keller has an interest that would be reportable under Item 404(a) of the Regulation S-K.
Ms. Keller succeeds Mr. John McElroy, who resigned as Vice President and Chief Accounting Officer on August 19, 2022, with effect from September 2, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2022	FORUM ENERGY TECHNOLOGIES, INC.
/s/ John C. Ivascu
John C. Ivascu
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary